Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of USA Mutuals does hereby certify, to such officer’s knowledge, that the report on Form N-CSR for the period ended September 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of USA Mutuals for the stated period.

/s/Jerry Szilagyi Jerry Szilagyi President	/s/Gerald Sullivan Gerald Sullivan Treasurer
Dated: December 5, 2014	Dated: December 5, 2014

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by USA Mutuals for purposes of Section 18 of the Securities Exchange Act of 1934.